EXHIBIT 99.1

November 7, 2006

TO: Member Institutions in Illinois and Wisconsin

RE: Results of 2006 Election of Federal Home Loan Bank of Chicago Directors

The Federal Home Loan Bank of Chicago is pleased to announce the results of the 2006 election of Federal Home Loan Bank directors for member institutions in Illinois and Wisconsin. These directors' terms will begin on January 1, 2007.

Illinois -- Two Directors

Number of Members Eligible to Vote	593
Number of Members Casting Votes	305
Total Eligible Votes for Each Directorship	3,942,936

		Votes Received
Lehmann, Roger L.	The Harvard State Bank	1,313,141
President	Harvard, IL
Term Expires: December 31, 2009

Rosenbaum, Steven F.	Prospect Federal Savings Bank	1,257,104
President & CEO	Worth, IL
Term Expires: December 31, 2009

Wisconsin -- Two Directors

Number of Members Eligible to Vote	286
Number of Members Casting Votes	180
Total Eligible Votes for Each Directorship	1,774,978

		Votes Received
Locke, E. David	McFarland State Bank	886,111
Chairman & CEO	McFarland, WI
Term Expires: December 31, 2009

McKenna, James F.	North Shore Bank	827,632
President & CEO	Brookfield, WI
Term Expires: December 31, 2009

Enclosed for your information is a complete list of the voting results for the Seventh District. Thank you for participating in this year's election process. Your contribution ensures sound representation on our board of directors for the mutual benefit of the Bank and its member-stockholders.

Sincerely,

Peter E. Gutzmer

Executive Vice President,

General Counsel &

Corporate Secretary

FEDERAL HOME LOAN BANK OF CHICAGO

RESULTS OF THE 2006 ELECTION OF FEDERAL

HOME LOAN BANK OF CHICAGO DIRECTORS

ILLINOIS

NAME	VOTES	DOCKET #	INSTITUTION	CITY
Chow, Betty P.	234,419	17144	Pacific Global Bank	Chicago
Klamp, Robert A.	70,402	13929	International Bank of Chicago	Chicago
*Lehmann, Roger L.	1,313,141	14315	The Harvard State Bank	Harvard
*Rosenbaum, Steven F.	1,257,104	00691	Prospect Federal Savings Bank	Worth
Total Number of Votes Cast	2,875,066

WISCONSIN

NAME	VOTES	DOCKET #	INSTITUTION	CITY
Grossklaus, Charles M.	89,965	14053	Royal Credit Union	Eau Claire
*Locke, E. David	886,111	09863	McFarland State Bank	McFarland
*McKenna, James F.	827,632	02130	North Shore Bank	Brookfield
Sennholz, William W.	344,933	01781	Marshfield Savings Bank	Marshfield
Total Number of Votes Cast	2,148,641

* Elected to serve on the Board of Directors of the Federal Home Loan Bank of Chicago